As filed with the Securities and Exchange Commission on April 13, 2006
Registration No. 333-123941

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
________________________________________

AMENDMENT NO. 6

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________

TNT DESIGNS, INC.
(Exact name of registrant as specified in charter)

Delaware	5632	20-0937461
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

305 Madison Avenue, Suite 449
New York, NY 10165
917-215-1222
(Address, including zip code, and
telephone number, including
area code, of registrant’s
principal executive offices)

Anju Tandon
President and Chief Executive Officer
TNT Designs, Inc.
305 Madison Avenue, Suite 449
New York, NY 10165
917-215-1222
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________________________________

Copies to:
Peter Campitiello, Esq.
Levy & Boonshoft, P.C.
477 Madison Avenue
New York, New York 10022
(212) 751-1414 (Phone)
(212) 751-6943 (Fax)

______________________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, $0.0001 par value per share	792,500	$0.10	$79,250	$9.33

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended based upon the price the issuer received for the sale of common stock to the public pursuant to transactions exempt under Regulation D of the Securities Act. There is no established public market for the common equity being registered nor does the Registrant make any representations that the common stock will ever trade or be listed on an exchange or quotation system. As of September 30, 2005 TNT’s assets exceeded its liabilities by $1,678, and the Company had 2,292,500 shares issued and outstanding. The offering price has been determined by the sales price of the Company’s common stock under its recent Private Placement under Regulation D of the Securities Act, as amended whereby TNT sold 92,500 shares of common stock for $0.10 a share.

(2) Previously paid with original filing on April 6, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED APRIL 10, 2006

PRELIMINARY PROSPECTUS

TNT DESIGNS, INC.

792,500 shares of common stock, $0.0001 par value

·	As of April 10, 2006 TNT had 2,292,500 shares of our common stock issued and outstanding.

·	TNT will not receive any proceeds from the sale of these shares as the shares are offered by the selling security holders listed herein.

·
TNT’s common stock is not traded on any market and although TNT intends to initiate steps to include its common stock on the Over-the-Counter Bulletin Board (“OTCBB”), TNT may not be successful in such efforts and its stock may never trade in any market. See “Risk Factors”.

·
TNT’s stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. TNT’s common stock is covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.

·
The selling security holders (as detailed below) will sell at a fixed price of $0.10 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices. See “Plan of Distribution”.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

SEE “RISK FACTORS” BEGINNING ON PAGE 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 10, 2006.

TNT - PROSPECTUS SUMMARY

The following is a summary of material information which is supported in its entirety by detailed information, including financial information and notes thereto, contained in this prospectus. The highlighted summary is intended for reference only. Before making any investment, you should carefully consider the information under the heading “Risk Factors”. Please note that throughout this prospectus the words “TNT”, “we”, “our” or “us”, refer to TNT Designs, Inc.

About Us

TNT Designs was incorporated in Delaware on February 17, 2004 and has 30,000,000 shares of common stock $0.0001 par value authorized. At the time of formation, TNT issued 2,000,000 shares of common stock to its sole director and executive officer Anju Tandon who is also included in this prospectus as a selling security holder.

TNT has a very limited operating history, and is characterized as a “development stage enterprise”. TNT’s current business is focused on the marketing and distribution of women’s beauty products and fashion accessories. TNT intends to grow its business through traditional sales and marketing as well as through the hosting of fashion shows which should enable TNT to sell its products to retail customers.

In May of 2004 TNT completed a private placement under Regulation D of the Securities Act of 1933, as amended, whereby TNT issued 100,000 shares of its common stock to eleven accredited investors and received $10,000 in gross proceeds which TNT has been using for general working capital purposes.

In September 2004, TNT entered into an exclusive alliance and distribution agreement with Radico Export Import Ltd., an Indian corporation, for the distribution of women’s beauty products and fashion accessories produced by Radico. The agreement provides TNT with exclusive distribution rights in New York State, and TNT has not derived any revenues to date under the agreement.

In March of 2005, TNT completed a private placement under Regulation D of the Securities Act of 1933, as amended, whereby TNT issued 92,500 shares of its common stock to twelve investors and received $9,250 in gross proceeds which TNT intends to use for general working capital purposes.

TNT has incurred losses since inception. Anju Tandon is the sole officer, director and controlling stockholder. TNT has no other employees. TNT has not generated any revenue and our total accumulated deficit as of December 31, 2005 is the sum of $36,445. As a result of significant losses from operations, our Independent Auditors, in their report dated November 14, 2005, have expressed substantial doubt about our ability to continue as a going concern.

TNT’s website, which is currently being developed, is www.tntdesignsinc.com.

Securities Offered

This prospectus covers the resale by the selling security holders named in this prospectus of up to 792,500 shares of our common stock. The offered shares include shares issued to our sole director and executive officer at the time of our formation, shares issued to legal counsel in consideration for services performed on behalf of TNT and, shares acquired in private placement transactions which were exempt from the registration requirements of the Securities Act of 1933. The selling security holders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. TNT’s common stock is presently not traded on any market or securities exchange, and TNT has not applied for listing or quotation on any public market. Please see “Plan of Distribution” at page 17 of this prospectus for a detailed explanation of how the common shares may be sold. TNT is not offering any shares through this prospectus.

Number of Our Shares Outstanding

TNT Designs is currently authorized to issue up to 30,000,000 shares of its common stock $0.0001 par value and has issued a total of 2,292,500 shares as of April 10, 2006.

Use of Proceeds

TNT will not receive any of the proceeds from the sale of shares of our common stock being offered for sale by the selling security holders. TNT will incur all costs associated with this registration statement and prospectus.

Summary of Our Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our financial statements from February 17, 2004 (our date of inception) to September 30, 2004 (audited), the year ended September 30, 2005 and the three months ended December 31, 2005 (unaudited) with the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Plan of Operation”.

	Year Ended 9/30/05	For the three months ended 12/31/05 (unaudited)	For the period 2/17/04 (Inception) to 9/30/04	For the period 2/17/04 (Inception) to 9/30/05	For the period 2/17/04 (Inception) to 12/31/05 (unaudited)
General and Administrative Expenses	$25,365	$8,673	$2,407	$27,772	$36,445
Net Loss	$25,365	$8,673	$2,407	$27,772	$36,445

	12/31/05 (unaudited)	9/30/05
Cash	$5,119	$11,292
Total Assets	$6,115	$12,288
Total Stockholders’ Equity	$6,995	$(1,678)
Total Liabilities and Stockholders’ Equity	$(6,115)	$(12,288)

The Remainder of this Page Intentionally Left Blank

THE OFFERING

Common stock, $0.0001 par value per share (“Common Stock”), outstanding as of April 10, 2006:	2,292,500 shares

Shares Offered By Selling Security Holders	792,500 shares which have been issued to selling security holders and are included in our outstanding shares.

Risk Factors	The shares involve a high degree of risk. Investors should carefully consider the information set forth under “RISK FACTORS” beginning on page 8.

Use of Proceeds	TNT will not receive any proceeds from the sale of common stock offered through this prospectus by the selling shareholders. The registration of these shares does not necessarily mean that any of these shares will be offered or sold by the selling shareholders. All proceeds from the sale of shares sold under this prospectus will go to the selling shareholders.

Determination of Offering Price
The selling security holders will sell at a fixed price of $0.10 per share until our shares of common stock are quoted on the Over-the Counter Bulletin Board (”OTCBB”) and thereafter at prevailing market prices, or privately negotiated prices. There are no assurances that our common stock will ever be quoted on the OTCBB or listed on an exchange.

Trading Market	None.

RISK FACTORS

In addition to the other information in this prospectus, TNT Designs, Inc. has identified a number of risk factors that TNT faces. These factors, may cause actual results, events or performance to differ materially from those expressed in any forward-looking statements made in this prospectus or in other filings with the Securities and Exchange Commission or in press releases or other public disclosures. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus, all risk factors set forth in the Prospectus are all deemed material by TNT.

RISKS RELATED TO OUR FINANCIAL CONDITION

WITH A SHORT OPERATING HISTORY, TNT’S BUSINESS IS DIFFICULT TO EVALUATE

TNT Designs is a development stage enterprise, with no significant history of operations. TNT was incorporated on February 17, 2004, and is a start up company with very little operating history and no revenues to date. Accordingly, TNT has a limited operating history upon which to base an evaluation of its business and prospects. TNT’s business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in rapidly evolving markets such as ours. To address these risks, TNT must successfully implement our business plan and marketing strategies (See “Plan of Operation” herein). TNT may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that TNT encounters.

AS TNT IS A DEVELOPMENT STAGE ENTERPRISE, TNT’S FAILURE TO SECURE ADDITIONAL FINANCING MAY AFFECT ITS ABILITY TO SURVIVE.

TNT will require additional financing in order to establish profitable operations. Such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms TNT finds favorable. Failure to secure needed additional financing will have a very serious affect on TNT’s ability to develop operations or maintain its business.

TNT HAS YET TO ATTAIN PROFITABLE OPERATIONS AND BECAUSE TNT WILL NEED ADDITIONAL FINANCING TO FUND THE DEVELOPMENT OF BUSINESS, TNT MAY EXPERIENCE DIFFICULTY IN ITS EFFORTS TO CONTINUE AS A GOING CONCERN.

TNT has incurred a net loss of $36,445 for the period from February 17, 2004 (inception) to December 31, 2005 (unaudited), and has no revenues to date. The successful implementation of our business plan is dependent upon our ability to obtain financing and upon our future profitable operations from the development of our business. Our financial statements included with this prospectus have been prepared assuming that TNT will continue as a going concern. Consequently, our independent auditors have issued an opinion about our ability to continue as a going concern. If TNT is not able to achieve revenues or obtain financing, then TNT may not be able to commence revenue generating operations or to continue as a going concern.

TNT IS A DEVELOPMENT STAGE COMPANY WITH NO REVENUES TO DATE AND THERE CAN BE NO ASSURANCES THAT TNT WILL EVER BE SUCCESSFUL IN GENERATING REVENUE THROUGH OUR BUSINESS AND MARKETING STRATEGY.

We have no history of generating revenue and no assurances of ever developing revenues. We have been dependent upon funds received from a private placement of shares of our common stock as well as a loan from our sole officer and director to sustain our development activities to date. Our business and marketing strategy contemplates that we will earn a substantial portion of our revenues from the distribution of Radico's products (See “Plan of Operation” herein). There is no assurance that TNT will be able to generate revenues from the distribution of Radico's products or that the revenues generated will exceed the operating costs of our business. Customers may not accept our products due to fashion trends and other subjective factors beyond our control.

TNT'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS STATED THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated November 14, 2005 on our financial statements as of and for the year ended September 30, 2005, our independent registered public accounting firm stated that our significant losses from operations as of September 30, 2005 raised substantial doubt about our ability to continue as a going concern. Since September 30, 2005, we have continued to experience losses from operations. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders’ deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful. If working capital is not available, TNT may be unable to commence operations.

AS A DEVELOPMENT STAGE COMPANY WITH NO HISTORY OF OPERATIONS OUR ABILITY TO ACCURATELY PREDICT FUTURE OPERATING RESULTS IS LIMITED

Our future financial results are uncertain due to a number of factors, many of which are outside our control. These factors include:

·	Our ability to successfully market our Radico's products;

·	Our ability to import products from India, currently the sole source of our products;

·	Our ability to perform under our sole distribution and alliance agreement;

·	The amount and timing of costs relating to expansion of the our operations;

·	Our ability to identify and enter into successful strategic ventures; and

·	General economic conditions and economic conditions specific to our industry.

These factors could negatively impact our financial results, with the result that TNT may not achieve profitability and our business may fail.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS MAY HAVE DIFFICULTY IN ATTEMPTING TO SELL THEIR SHARES.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. TNT currently plans to have its common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, Ms. Tandon, the sole officer and director of TNT is not aware that any market maker has any such intention. TNT Designs cannot provide investors with any assurance that TNT’s common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If TNT’s common stock is not quoted on the OTC Bulletin Board or if a public market for TNT’s common stock does not develop, then investors may have difficulty selling the shares of our common stock. If TNT establishes a trading market for its common stock, the market price of the common stock may fluctuate significantly and be significantly affected by factors such as actual or anticipated fluctuations in operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially cause the market price of TNT’s common stock to decline.

AS TNT HAS NO REVENUE AND NO ABILITY TO ACCURATELY ANTICIPATE OPERATING RESULTS, THERE CAN BE NO ASSURANCES THAT TNT WILL EVER PAY DIVIDENDS ON ITS COMMON STOCK.

TNT does not currently anticipate declaring and paying dividends to shareholders in the near future. It is the current intention of TNT’s sole officer and director to apply net earnings, if any, in the foreseeable future to increasing working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase TNT common stock. TNT Designs currently has no revenues and a history of losses, so there can be no assurance that TNT will ever have sufficient earnings to declare and pay dividends to the holders of shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such a market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 34.6% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could cause the price of our common stock to decline. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC’S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. TNT believes that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above and the “Market for Common Equity and Related Stockholder Matters” section at page 14 for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and may cause the price of shares of our common stock to decline.

RISKS RELATED TO OUR BUSINESS

TNT HAS ONLY COMMENCED BUSINESS OPERATIONS IN FEBRUARY 2004 AND HAS A LIMITED OPERATING HISTORY AND MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE RISKS NORMALLY FACED BY START-UP COMPANIES AND ITS BUSINESS MAY FAIL.

TNT has a limited operating history. Our operating activities since incorporation on February 17, 2004 consisted primarily of completing two private placements of our common stock whereby TNT issued a total of 192,500 shares to 23 investors and raised a total of $19,250 for general operating purposes and our execution of an alliance agreement for the importation and sale of women’s beauty products and fashion accessories with our business partner Radico Export Import Ltd., an Indian entity. Although our alliance agreement with Radico is exclusive, excluding a single local retailer, the exclusivity of the agreement is limited to New York State which may also limit our ability to enter into distribution agreements with national chains. TNT Designs does not have any other agreements with any of the wholesalers in any other geographic region in the U.S.

AS TNT CURRENTLY HAS ONLY ONE EMPLOYEE WHO SERVES AS THE SOLE OFFICER AND DIRECTOR, TNT’S ULTIMATE SUCCESS MAY BE DEPENDENT ON DECISIONS OR ACTIONS UNDERTAKEN BY ONE INDIVIDUAL WITHOUT THE BENEFIT OF REVIEW OR INPUT OF OTHERS.

While TNT’s sole officer - director employee has experience in financial services, apparel and home furnishings industries, all business decisions undertaken will be at her sole discretion without the input of others. TNT is unsure if Ms. Tandon has sufficient experience in TNT’s business to follow standard business practices that are specifically related to its business. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm. As a result, TNT may have to suspend or cease operations which will result in the loss of your investment.

INABILITY OF OUR SOLE OFFICER AND DIRECTOR TO DEVOTE SUFFICIENT TIME TO THE OPERATION OF THE BUSINESS MAY LIMIT OUR SUCCESS.

Presently our sole officer, employee and director allocates only a portion of her time to the operation of our business. Should our business develop faster than anticipated, she may not be able to devote sufficient time to the operation of the business to ensure that we continue in business. Even if this lack of sufficient time of our sole officer and employee is not fatal to our existence it may result in limited growth and success of the business. Presently our sole officer and director allocates approximately 5-10 hours a week to the operation of our business. Should our business develop faster than anticipated, she may not be able to devote sufficient time to the operation of the business to ensure that TNT continues in business. Even if this lack of sufficient time of our sole officer and employee is not fatal to our existence it may result in limited growth and success of the business.

TNT CURRENTLY HAS ONLY ONE OFFICER AND EMPLOYEE AND MAY NOT BE ABLE TO RETAIN QUALIFIED ADDITIONAL EMPLOYEES IF AND WHEN REQUIRED.

Although we presently have one employee, competition for qualified personnel in our industry is intense. We believe that our future success will depend in part on our ability to attract, hire and retain qualified personnel.

TNT LACKS AN OPERATING HISTORY AND HAS LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH MAY REQUIRE THE SUSPENSION OR CESSATION OF OPERATIONS.

TNT was incorporated in February 2004 and has not started substantial business operations nor realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception through December 31, 2005 (unaudited) was $36,445. Our ability to achieve and maintain profitability and positive cash flow is dependent in part upon:

·	Our ability to enter into additional strategic alliances that are successful;

·	Our ability to generate revenues;

·	Our ability to gain market acceptance of our products;

·	Development of and execution of our business plan (see “Plan of Operation”); and

·	Maintaining and attracting talented and experienced personnel both in management as well as sales in the women’s beauty product and fashion accessories market.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the establishment of a clientele base as well as market acceptance. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS APPROXIMATELY 87% OF OUR OUTSTANDING SHARES SHE WILL UNILATERALLY BE ABLE TO DECIDE CERTAIN CORPORATE ACTION INCLUDING DECIDING WHO WILL BE DIRECTORS.

Anju Tandon, the sole officer and director currently owns 2,000,000 of the 2,292,500 shares of common stock that are currently outstanding, or approximately 87%. As such, Ms. Tandon will be able to control all aspects of TNT’s business operations including the election of board members the acquisition or disposition of assets and the future issuance of shares. Because TNT’s sole officer and director is TNT’s principal shareholder, investors will not be able to replace Ms. Tandon if they disagree with the way TNT’s business is being run. Control by an insider could result in Ms. Tandon making decisions that are not in the best interest of investors which may result in your losing all of the value of your investment in TNT’s common stock.

AS WE HAVE NO OPERATING HISTORY THERE CAN BE NO ASSURANCES THAT WE WILL EVER DEVELOP A CUSTOMER BASE THAT WILL ACCEPT OUR PRODUCTS.

We have no customers and only a single supplier of the products we are attempting to sell; Radico Import Export Ltd. We have entered into an alliance agreement for distribution of women’s beauty products and fashion accessories, and we have identified a limited number of clients, customers or suppliers. Even if we obtain clients, customers and suppliers for our services, there is no guarantee that our suppliers will supply us, or that our customers will use the products we offer. If we are unable to attract enough suppliers to offer products for sale or enough customers to buy our products we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE SUBSTANTIAL CAPITAL, WE MUST LIMIT MARKETING OUR PRODUCTS TO POTENTIAL CUSTOMERS AND SUPPLIERS. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a small development stage enterprise and presently have extremely limited capital, we must limit marketing to potential customers and suppliers. We intend to generate revenues through the sale of women’s beauty products and fashion accessories. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

TNT CURRENTLY IS A PARTY TO ONLY ONE ALLIANCE AGREEMENT AS THE SOURCE FOR PRODUCTS WE INTEND TO SELL AND SHOULD THERE BE A BREACH UNDER THE AGREEMENT BY EITHER PARTY OR A PROBLEM OBTAINING PRODUCT UNDER THE AGREEMENT WE MAY BE UNABLE TO CONSUMMATE SALES AND GENERATE REVENUE AND PROFITS.

Our sole alliance agreement for the importation and sale of our products is with Radico Import Export Ltd., an Indian corporation. Should we have difficulty obtaining apparel products from Radico or should we have difficulty entering into other alliance agreements for importing products from other sources, our business operations may be unable to consummate any sales and we may required to cease operations.

OUR ONLY ALLIANCE AGREEMENT IS SUBJECT TO TERMINATION ON THREE MONTHS' NOTICE.

Our sole alliance agreement is with Radico Export Import Ltd., which provides us limited geographical exclusivity in New York State for the sale and distribution of Radico beauty and fashion products, although providing an initial term of five (5) years, may unilaterally be terminated on three months' notice. Should Radico elect to unilaterally terminate the agreement, we may be unable to find another source for whom to distribute products and we may be required to cease operations.

WE FACE INTENSE COMPETITION FROM MORE ESTABLISHED COMPANIES WITH PRODUCTS THAT HAVE OR MAY GAIN MARKET ACCEPTANCE PRIOR TO OUR PRODUCTS.

As we are a start-up company, we have limited resources and abilities to compete with larger and more established companies. Competition in the specialty retail industry is intense and we may not have the required resources to compete against a more established company under any circumstance.

TO CONTINUE OPERATING WE WILL EVENTUALLY NEED TO EARN A PROFIT OR OBTAIN ADDITIONAL FINANCING TO ENABLE US TO CONTINUE IN BUSINESS UNTIL WE ARE ABLE TO EARN A PROFIT.

Potential investors should be aware of the risks, uncertainties, difficulties and expenses we face as a newly formed company seeking to sell and distribute women’s beauty products and fashion accessories in a limited geographic area. If we cannot earn a profit, we may eventually be forced to discontinue our business. We will need additional capital to fund our operating losses and to expand our business. Additional capital may not be available to us on favorable terms when required, or at all. If additional financing is not available when needed, we may need to dramatically change our business plan, sell or merge our business or cease operations. In addition, our issuance of equity or equity-related securities to raise additional capital will dilute the ownership interest of existing shareholders.

TNT IS DEPENDENT ON ENTERING INTO STRATEGIC ALLIANCES AND DISTRIBUTORSHIP AGREEMENTS WITH THIRD PARTIES FOR PRODUCTS THAT TNT INTENDS TO SELL.

As a wholesaler and distributor of women’s accessories and cosmetics, TNT does not produce nor does it intend to produce any products that TNT intends to sell, but rather TNT intends to obtain these products from third parties under alliances or distribution agreements TNT may enter into. TNT is currently a party to a single agreement. In the event TNT’s current alliance agreement is not successful or TNT can not enter into additional alliance or distribution agreements with parties for products that are acceptable to consumers, may be unable to effectuate sales or conduct revenue generating operations.

RISKS RELATING TO THE INDUSTRY IN WHICH WE COMPETE

WE FACE INTENSE COMPETITION IN THE WORLDWIDE APPAREL INDUSTRY.

We face a variety of competitive challenges from other domestic and foreign fashion-oriented apparel and casual apparel producers, some of which may be significantly larger and more diversified and have greater financial and marketing resources than we have. We will attempt to compete with these companies primarily by:

•	anticipating and responding to changing consumer demands in a timely manner;

•	establishing favorable brand recognition;

•	distributing innovative, high-quality products in sizes, colors and styles that appeal to consumers;

•	appropriately pricing products;

•	providing strong and effective marketing support;

•	ensuring product availability and optimizing supply chain efficiencies with manufacturers and retailers; and

•	obtaining sufficient retail floor space and effective presentation of our products at retail.

We also face competition from companies selling apparel and home products through the Internet. Increased competition in the worldwide apparel, accessories and home product industries from Internet-based competitors could reduce our sales, prices and margins and adversely affect our results of operations.

A DOWNTURN IN THE ECONOMY MAY AFFECT CONSUMER PURCHASES OF DISCRETIONARY ITEMS, WHICH COULD ADVERSELY AFFECT OUR SALES.

The industry in which we operate is cyclical. Many factors affect the level of consumer spending in the apparel and cosmetic industries, including, among others:

•	general business conditions;

•	interest rates;

•	the availability of consumer credit;

•	taxation; and

•	consumer confidence in future economic conditions.

Consumer purchases of discretionary items, including the products TNT distributes, may decline during recessionary periods and at other times when disposable income is lower. A downturn in the economies in which we, or our licensing partners, sell our products, may adversely affect our revenues. The current economic conditions have and may continue to adversely affect consumer spending and sales of our products.

DILUTION

The common stock to be sold by the selling security holders is 792,500 shares of common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The common stock under this registration statement is being offered by the selling security holders named below. Pursuant to this registration statement, once declared effective by the Securities and Exchange Commission, these shares can be sold in any and all states that recognize an effective registration statement. TNT is currently Blue Skied in the States of New York, New Jersey and Georgia. Accordingly, the selling security holders may only sell their shares of common stock in New York, New Jersey and Georgia. TNT may seek to have its shares of commons stock registered for sale in other states as it deems necessary. The table indicates the number of shares owned by the selling security holder prior to the offering and the number of shares being offered by the selling security holder and assumes that all shares included in this offering will be sold by the selling security holder, however there can be no assurances that any of the shares offered hereby are sold. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon a stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended.

Except with respect to Anju Tandon, TNT’s sole officer and director and Joseph Baratta who has provided legal services to TNT, who are both listed as selling security holders, none of the other selling security holders so listed below are deemed affiliates of TNT. Additionally, no derivative securities are currently outstanding and ownership interest of a selling security holder is not aggregated to that of another selling security holder to the best of TNT’s knowledge. Accordingly the beneficial ownership of the common stock by the selling security holder set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

The applicable percentage of ownership listed below is based on 2,292,500 shares of common stock outstanding as of April 10, 2006.

		Common stock Beneficially Owned Prior to Offering	Common stock to be Sold (a)	Common stock Beneficially Owned After Offering
Holder		Number	Number	Number	Percent
Anju Tandon	(1)	2,000,000	500,000	1,500,000	65.43%
Michael Balducci	(2)	5,000	5,000	-0-	-0-
Frank Cardamone	(2)	5,000	5,000	-0-	-0-
Indra Dattagupta	(2)	10,000	10,000	-0-	-0-
Sangeeta Rai*	(2)	5,000	5,000	-0-	-0-
Amit Sanghrajka	(2)	5,000	5,000	-0-	-0-
Vanita Savani*	(2)	5,000	5,000	-0-	-0-
Sripal Shah	(2)	5,000	5,000	-0-	-0-
Satya P. Tandon(4)	(2)	5,000	5,000	-0-	-0-
Renu B. Tandon(4)	(2)	5,000	5,000	-0-	-0-
Rashmi Thakar*	(2)	45,000	45,000	-0-	-0-
Jonathan Weiss	(2)	5,000	5,000	-0-	-0-
Joseph Baratta	(3)	100,000	100,000	-0-	-0-
Constantine Karides	(5)	20,000	20,000	-0-	-0-
Vinay Ganga	(5)	15,000	15,000	-0-	-0-
Kala Jyothi Ganga	(5)	15,000	15,000	-0-	-0-
Aviral M. Rai	(5)	20,000	20,000	-0-	-0-
Rudra Rai	(5)	2,500	2,500	-0-	-0-
Ege C. Tanor	(5)	2,500	2,500	-0-	-0-
Ranjan Dattagupta	(5)	5,000	5,000	-0-	-0-
Anastasi Balducci	(5)	2,500	2,500	-0-	-0-
Piyush Phadke	(5)	2,500	2,500	-0-	-0-
Michael Waksman	(5)	2,500	2,500	-0-	-0-
Roland Kelts	(5)	2,500	2,500	-0-	-0-
Thea Fane	(5)	2,500	2,500	-0-	-0-

Totals		2,292,500	792,500	1,500,000	65.43%

 * Sister of Anju Tandon

(a) Assumes all shares included in this offering are sold by the selling security holder.

(1) Anju Tandon is TNT’s sole officer, director and employee, in consideration of a subscription of $200 upon formation of TNT on February 17, 2004, she was issued 2,000,000 founder shares.

Twenty three of the twenty five selling shareholders purchased their shares in arms length transactions in private placements. One of the selling shareholders acquired shares for services rendered to TNT and one of the selling shareholders acquired founder shares. The selling shareholders are not underwriters selling on behalf of TNT but rather solely for their own accounts. All selling shareholder have either purchased their shares or acquired their shares in exchange for services rendered to TNT and are at risk for their total investment as a market for their shares may never develop. The common stock has been issued to the selling shareholders and the shares have been held for periods ranging between three to sixteen months. Selling shareholders are anticipated to hold their shares at least until such time as a public market develops for TNT’s common stock, if ever. While four of the selling shareholders are related to the sole officer and director of TNT, the remaining twenty selling shareholders are not affiliated with TNT Designs. Further, none of the selling shareholders are in the business of underwriting securities, and are not acting as a conduit for TNT Designs as TNT will receive no consideration from the sale of the shares by selling shareholders should a public market ever develop for the Common Stock.

(2) Selling Security Holders were subscribers under TNT’s Private Placement Memorandum dated February 24, 2004 pursuant to Regulation D of the Securities Act of 1933, as amended. Security holders subscribed to shares of common stock at a per share price of $0.10 per share for an aggregate of $10,000 in subscriptions.

(3) Received as consideration for legal services performed on behalf of TNT.

(4) Father and Mother-In Law of Anju Tandon.

(5) Selling Security Holders were subscribers under a March 2005 private placement pursuant to Regulation D of the Securities Act of 1933, as amended. Security holders subscribed to shares of common stock at a per share price of $0.10 per share for an aggregate of $9,250 in subscriptions.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling security holders will sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at market prices or privately negotiated prices. If a public trading market develops, the selling security holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Pursuant to Rule 144, if restricted or other securities are sold for the account of an affiliate, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of such person within the preceding three months, shall not exceed one percent of the shares of Common Stock outstanding as shown by the most recent report or statement published by TNT Designs. TNT currently has 2,292,500 shares of Common Stock issued and outstanding and 2,150,000 shares of Common Stock are held by affiliates which would in turn permit an affiliate to sell 22,925 shares of restricted common stock pursuant to Rule 144 every three months.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon TNT being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. A post-effective amendment to this prospectus disclosing such an agreement would require the suspension of sales by the selling security holders until the post-effective amendment was declared effective. In addition, upon TNT being notified in writing by a selling security holder that a donee or pledge intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling security holder and/or the purchasers. Each selling security holder has represented and warranted to TNT that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

TNT has advised each selling security holder that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a selling security holder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holders in connection with resale of their respective shares under this Registration Statement.

TNT is required to pay all fees and expenses incident to the registration of the shares, but TNT will not receive any proceeds from the sale of the common stock. TNT has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. If the selling security holders use this prospectus for any sale of the common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against TNT Designs, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers and significant employees are listed below.

Name	Age	Position with the Company/Principal Occupation	Director Since
Anju Tandon	37	Director, President, Secretary, Treasurer and Chief Financial Officer	February 2004

Anju Tandon was appointed Director, President, Secretary, Treasurer and Chief Financial Officer in February 2004 at the formation of TNT, and she is our only employee. Prior thereto, and from January 2002 to February 2004, Ms. Tandon served as an independent consultant in the apparel home furnishings, fashion accessories, import-export business and travel industries by providing counseling. Prior thereto, and from January 2000 to February 2002, served as an associate in structured finance with Arthur Anderson. Ms. Tandon holds a Masters in Business Administration from Pace University and a B.A. from Fordham University.

Committees of the Board

As we currently have only one director we do not have separate audit, compensation or nominating committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to TNT with respect to the beneficial ownership of its common stock as of April 10, 2006, for (i) all persons known by TNT to own beneficially more than 5% of its outstanding common stock, (ii) TNT’s sole director, and (iii) TNT’s sole Executive Officer.

5% Stockholders, Directors and Officers(1)	Shares Beneficially Owned	% of Total(2)
Anju Tandon (1)	2,000,000	87.2%
c/o TNT Designs, Inc 305 Madison Avenue, Suite 449 New York, NY 10165

(1) Ms. Tandon is TNT’s sole director and executive officer, and sole employee Ms. Tandon is serving a three (3) year term as director of TNT. Ms. Tandon’s term as director expires in February 2007 or as soon thereafter as her successor is elected and qualified. Our executive officers are elected annually by our director, Ms. Tandon, who is also serving her consecutive terms as President, Chief Financial Officer and Secretary, which current terms shall expire in February 2006.

(2) Based on 2,292,500 shares outstanding as of April 10, 2006.

DESCRIPTION OF THE SECURITIES

Our authorized capital stock consists of 30 million shares of common stock. The following summarizes certain provisions of the common stock and does not purport to be complete and is subject to, and qualified in its entirety by the provisions of our Certificate of Incorporation, as amended.

Common Stock. At April 10, 2006, there were 2,292,500 shares of common stock outstanding, which were held of record by 25 registered stockholders. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of TNT, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then authorized and outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. There are no redemption or sinking fund provisions applicable to the commons stock and there are presently no provisions in our certificate of incorporations or by-laws that would:

●	Discourage potential acquisition proposals (i.e. shareholder rights plan also known as a “poison pill”);

●	Delay or prevent a change in control; or

●	Diminish stockholders’ opportunities to participate in tender offers for our common stock.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VII of the Registrant’s Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VIII of the Registrant’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of TNT Designs under Delaware law or otherwise, TNT has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview

TNT Designs, Inc. is a New York City-based wholesaler and distributor of finer women’s accessories and cosmetics from India which will distribute its products to retail and wholesale customers in New York City and New York State. TNT is a Delaware corporation which was formed on February 17, 2004. TNT has an exclusive strategic alliance and distributorship agreement with Radico Export Import Ltd., a company in India, which manufactures a wide range of products. The Radico distribution agreement is limited geographically to New York State. It is believed the relationship with Radico will allow us to concentrate on the marketing of our products. To date, our only activities have been organizational, directed towards negotiating and finalizing the strategic alliance with Radico, raising initial capital and developing our business plan. We have commenced limited activities with respect to commercial and other operations. We have no full time employees, own no real estate, and intend to intensify our commercial operations once we have become a publicly traded company and are able to raise additional capital. TNT intends to serve as both a wholesaler and distributor as well as a “fashion consultant” with respect to retail sales. TNT intends to sell items from fixed retail locations such as hotel rooms rented showrooms and the like.

Exclusive Distributorship and Alliance Agreement

On September 22, 2004, TNT signed an exclusive distributorship and alliance agreement with Radico Export Import, Ltd., a corporation formed under the laws of India (“Radico”). The agreement provides us with an exclusive right to market and distribute Radico’s products in New York State. The consideration for this right was Radico’s ability thereby to potentially sell more of its products through a U.S. distribution channel, which is in line with Radico’s strategy of increasing export of its products in the United States. Radico has an existing relationship with a small, local retailer of Radico's products within New York State to sell Radico's products at its retail location. While TNT’s agreement with Radico provides it the exclusive right to distribute Radico’s products to all new buyers through New York State Radico is permitted to supply this retailer. While TNT does not intend to engage in any retail activities and intends to solely distribute Radico's goods,  and Radico will not permit this retailer to distribute Radico’s goods or engage in sales any where but its retail locationas, a result of Radico's relationship with this retailer, we may not be able to fully achieve our business plan of distributing Radico’s goods in New York State. This other Seller may have more developed marketing strategies and sales forces, enabling this retailer to more ably sell Radico’s products. TNT’s inability to distribute Radico’s products to other sellers may significantly impair TNT's ability to generate sales and revenues sufficient to sustain operations, TNT has permitted Radico to maintain this existing relationship that it wishes to continue, however all future distribution will be handled by TNT.

TNT has exclusive and non-transferable rights granted under the agreement. TNT will attempt to generate revenues by distributing Radico's products to retailers at a markup to the prices Radico charges TNT for such goods. TNT will not receive any commissions from Radico as a result of such sales. Subject to a certain preexisting relationship which Radico has with a single, local retailer in New York, TNT is the only company authorized in New York State to import, market and distribute Radico products in the state for a period of five years, renewable for additional five year-periods upon expiration of the initial term. The agreement may be terminated by either party unilaterally upon three months notice. The agreement does not provide for any minimum shipment amounts; however, upon mutual agreement between TNT and Radico, TNT has undertaken to purchase a minimum quantity of products when placing an order. Based upon discussions with Radico, we believe that any order which covers the cost of shipping will be fulfilled by Radico. Nothing in the agreement prevents us from purchasing products from any other vendor or from developing, marketing or distributing other fashion and beauty products.

Products

Radico is an India-based multinational organization engaged in the manufacture and export of beauty and fashion products and was formed in 1992 in India. Radico currently produces the following product lines under its own label: henna products, body dots/bindis, fashion handbags, belts, pashmina shawls and stoles, aroma candles and other aroma-based products, silver jewelry, fashion jewelry, embroidered dresses, scarves, Indian handicrafts, ayurvedic cosmetic products including hair coloring, moisturizers, anti-wrinkle creams, shampoo, and other cosmetics and promotional items.

Competition

The market for women’s accessories and cosmetic products is highly competitive in all of the potential distribution channels and is fragmented. TNT believes that the market is highly price sensitive with service levels, quality, innovative packaging, marketing and promotional programs and unique products serving as the key factors influencing competition.

TNT believes that there are numerous businesses competing to distribute women’s accessories and cosmetics both on the internet and in terms of traditional brick and mortar distribution channels. TNT is not able to fully assess competitors as a number of such competitors are privately held businesses. However, we believe that we will compete with large specialty retailers, traditional and better department stores, national apparel chains, designer boutiques, individual specialty apparel stores and other direct marketing firms. At the present time, we do not have to compete with these other businesses for merchandise since we only order merchandise for clients directly from Radico. Most of our competitors are larger, have greater financial resources and a more varied selection of products than we do. Our success is dependent in part upon initiating and maintaining strong relationships with our clients and the quality and value of the Radico products.

Distribution Methods and Marketing

TNT is developing a website at www.tntdesignsinc.com which will be used as a distribution outlet on the Internet to sell our products. TNT has also developed an eBay store at http://stores.ebay.com/TNT-Designs-Internet-Store. Our web site marketing program requires further development, and TNT intends to develop the web site marketing program, upon obtaining additional working capital. We anticipate retaining one or more internet consultants to create banners and links for TNT’s website on clothing and apparel sales websites and websites promoting Indian cultural interests. In addition to sales of our merchandise on the Internet, we plan to engage in direct selling of such products, which is defined as the sale of a consumer product or service in a face-to-face manner away from a fixed retail location, sales obtained as a result of fashion consultant recommendations to retail customers, in addition to sales made from temporary leased showrooms. Through our CEO, TNT will market the Radico line through fashion trunk shows, if sufficient funds exist, and private appointments with retail and wholesale consumers. For this distribution channel, we will rely on our mailing list and referrals in order to increase our customer base. TNT currently has a mailing list of approximately 300 names to which we will send e-mail announcements of the fashion trunk shows and preview shows during the year. The trunk shows will last for one day and will be by invitation. Customers will RSVP to view the current collection, will be able to try on different pieces and place orders. Radico also maintains multiple websites for its products, and since we are the distributor for Radico in New York State, we receive customer inquiries which are made directly to Radico from any potential customers in New York State.

In addition to selling Radico products, TNT also will act as fashion consultants to our retail customers. As a fashion consultant, we will teach people how to “accessorize” using the handbags, scarves and other products which TNT will sell and will assist the customers in evaluating which styles and color are the most suitable for them. TNT will act as a fashion consultant directly in connection with our selling of goods, and will not currently charge for this service because TNT believes that its customers, after consulting with TNT, will tend to purchase more items in order to update or create a new look.

Sources and Availability of Raw Materials

TNT believes that the major raw materials used by Radico in the manufacture of the products from its suppliers which will be distributed by TNT are readily available from numerous sources and that the loss of these suppliers would not cause TNT to cease operations. However, TNT does not have any commitments with Radico in place if there is any change in the availability of the maw materials Radico uses to manufacture the goods TNT distributes. If such unavailability were to occur, there can be no assurance that TNT would not be forced to increase the prices it sells Radico's goods for and that TNT would be able to consummate sales at these prices and continue operations.

Trademarks and Patents

TNT currently has no trademarks or patent protection.

Government Regulations

TNT’s planned business operations are not currently subject to governmental regulations.

Research and Development

TNT does not currently conduct any primary research with respect to the development, marketing and distribution of new products. TNT is focused upon relying on new products developed by Radico, and will in the future acquire distribution rights for new products and develop packaging in response to market trends and consumer demands. TNT intends to develop a product mix in response to changes in market trends and consumer demands in order to maintain product comparability in our target markets.

Facilities

TNT Designs has no material assets and does not own any material real or personal property. TNT maintains a mailing address at 305 Madison Avenue, Suite 449, New York, New York 10165 for which we pay a nominal fee of approximately $60 per month. It is believed that this arrangement is sufficient for our purposes at this time. TNT does not believe that it will need to obtain additional office space at the present time, but anticipates requiring additional office space in the future once its business plan is further developed. TNT does not require any warehouse or shipping facilities due to our relationship with Radico.

Employees

As of April 10, 2006, TNT had one part-time employee, our President, who is our sole officer and director. There are no collective bargaining agreements or employment agreements in existence with respect to TNT.

Risk Factors

See Risk Factors beginning on page 8 of this prospectus.

PLAN OF OPERATION

The following information should be read in conjunction with the financial statements and related notes that are provided as a part of this prospectus.

The forward-looking information set forth in this prospectus is as of April 10, 2006, and TNT undertakes no duty to update this information. Should events occur subsequent to April 10, 2006, that make it necessary to update the forward-looking information contained in this Prospectus, the updated forward-looking information will be filed with the SEC as an amendment to this registration statement, available at the SEC’s website at www.sec.gov. More information about potential factors that could affect our business and financial results is included in the section entitled “Risk Factors” beginning on page 4 of this prospectus.

Overview

TNT Designs was incorporated pursuant to the laws of Delaware on February 17, 2004. TNT entered into our first strategic alliance and distribution agreement with Radico Export Import, Ltd., a corporation formed under the laws of India. This agreement provides TNT with an exclusive right to market and distribute Radico’s products in New York State. TNT intends to negotiate an expansion of the geographic scope of this agreement with Radico such that the exclusivity extends throughout the United States, or worldwide. However, TNT's current agreement with Radico makes no provision for expanding TNT's exclusivity, nor has any agreement with Radico, written or oral, been reached and no assurance can be given that any such agreement will be reached. TNT also intends to enter into additional exclusive distribution arrangements with other similarly situated companies located in India.

TNT Designs’ plan of operation for the next twelve months following the date of this prospectus is to market and distribute Radico’s products to the potential customers on our mailing lists and databases and by use of the web site, which is expected to be completed in the near future. If TNT is unable to raise necessary funds for working capital, TNT will be unable to effectively market its products. TNT intends to market its products via its website, its Ebay store as well as, if funding or revenues permit, direct selling to retail and wholesale customers through tradeshows, trunk shows and TNT’s network of contacts. TNT will commence a web site marketing program in the near future, which will attempt to steer customers to its web site. It is anticipated that the average cost to conduct a trunk show for our products will be approximately $5,000, which includes the costs for transportation, rental space, inventory, staffing and marketing and printing costs. It is anticipated that the average cost to participate in an industry tradeshow will be $15,000, which includes the costs for transportation, booth rental, inventory, staffing and marketing and printing costs. There can be no assurance that TNT will have raised sufficient funds or generate sufficient revenues for either trunk shows or trade-shows.

TNT does not plan to conduct any product research and development, purchase any significant equipment or increase the number of employees in the next 12 months. TNT will focus its efforts on sales and marketing of products. In addition, TNT will attempt to expand its base of customers as well as suppliers in India. Currently, TNT relies solely on its alliance agreement with Radico to meet all of TNT’s sales requirements. TNT intends to seek out and find additional suppliers of new and similar products to those supplied by Radico. If TNT is unable to locate additional distributors of products, it intends to sell and if TNT is unable to obtain products for sale from Radico, TNT will be unable to consummate any sales or generate revenues.

TNT anticipates spending an additional $30,000 on administrative costs such as accounting and auditing fees, professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

At December 31, 2005, TNT’s cash position was $5,119. At its current rate of expenditures, TNT will only have cash available to maintain purchases for approximately five (5) months. TNT Designs may also seek to obtain short-term loans from its director, although no such arrangement has been made. TNT does not have any arrangements in place for any future equity financing. TNT’s current cash requirements will be met by cash on hand and, if working capital funds are not available, TNT will suspend or limit business operations. As discussed above, our audited financial statements at September 30, 2005, expressed substantial doubt about our ability to continue as a “going concern”.

Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing, and strategic alliances. Such additional funds may not become available on acceptable terms, if at all, and there can be no assurance that any additional funding that we do obtain will be sufficient to meet our needs in the long term. Through September 30, 2005, virtually all of our financing has been through private placements of common stock and loans by our executive officer. We intend to continue to fund operations from cash on-hand and through the similar sources of capital previously described for the foreseeable future. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. We believe that we will continue to incur net losses and negative cash flows from operating activities for the foreseeable future. Based on the resources available to us at September 30, 2005, we will need additional equity or debt financing to sustain our operations through 2006 and we will need additional financing thereafter until we can achieve profitability, if ever. These matters raise substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

TNT currently maintains a mailing address at 305 Madison Avenue, Suite 449, New York New York 10165 under a lease that is month to month. TNT believes that its current office space is adequate for current operations and does not anticipate that it will require any additional premises in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

TNT Designs’ common stock is not currently traded on any recognized stock exchange. There is no current public trading market for TNT shares of common stock. After this Registration Statement becomes effective, TNT intends to apply for a quotation on the OTC Bulletin Board. While TNT Designs intends to take needed action to qualify TNT common shares for quotation on the NASD OTCBB, there is no assurance that TNT can satisfy the current listing standards.

As of April 10, 2006, we had 25 shareholders holding 2,292,500 shares of our common stock.

EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception nor are there any plans to accrue compensation to date.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of TNT Designs, Inc. as of September 30, 2005, are included on pages F-1 through F-9 in this registration statement in reliance upon the report of Most & Company, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The validity of the issuance of the shares being offered hereby has been passed upon for us by Baratta & Goldstein, New York, New York as of September 23, 2005. A portion of the shares being registered herein are being issued to TNT’s former attorney in such law firm for services provided to TNT.

Counsel for legal matters for TNT will be provided by Levy & Boonshoft, P.C., New York, New York.

TNT DESIGNS, INC.
(A Development Stage Enterprise)

Financial Statements
September 30, 2005
And December 31, 2005 (Unaudited)

Index to Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet - September 30, 2005 and December 31, 2005 (Unaudited)	F-3

Statement of Operations - Year ended September 30, 2005, February 17, 2004 (Inception) to September 30, 2004, February 17, 2004 (Inception) to September 30, 2005, the three months ended December 31, 2005 (Unaudited), the three months ended December 31, 2004 (Unaudited) and February 17, 2004 (Inception) to December 31, 2005 (Unaudited)
F-4

Statement of Stockholders' Equity - February 17, 2004 (Inception) to September 30, 2005 and the three months ended December 31, 2005 (Unaudited)	F-5

Statement of Cash Flows - Year ended September 30, 2005, February 17, 2004 (Inception) to September 30, 2004, February 17, 2004 (Inception) to September 30, 2005, the three months ended December 31, 2005 (Unaudited), and February 28, 2004 (Inception) to December 31, 2005 (Unaudited)
F-6

Notes to Financial Statements	F-7 to F-9

Report of Independent Registered Accounting Firm

To the Board of Directors and
Stockholders of TNT Designs, Inc.

We have audited the accompanying balance sheet of TNT Designs, Inc. (A Development Stage Enterprise) as of September 30, 2005 and the related statements of operations, stockholders' equity and cash flows for the year ended September 30, 2005, the period from February 17, 2004 (inception) to September 30, 2004 and the period February 17, 2004 (inception) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TNT Designs, Inc. as of September 30, 2005 and the results of its operations and cash flows for the year ended September 30, 2005, the period from February 17, 2004 (inception) to September 30, 2004 and for the period February 17, 2004 (inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that TNT Designs, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, TNT Designs, Inc. has incurred losses through September 30, 2005 totaling $27,772, and has never earned revenues. TNT Designs, Inc. will require additional working capital to develop its business until TNT Designs, Inc. either: (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about TNT Designs’ ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 3. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

    /s/ Most & Company, LLP
Most & Company, LLP
New York, New York
November 14, 2005

TNT DESIGNS, INC.
(A Development Stage Enterprise)

Balance Sheet

		December 31,
ASSETS	September 30,	2005
	2005	(Unaudited)
Current Assets
Cash	$11,292	$5,119
Inventory	996	996

Total Assets	$12,288	$6,115

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,500	$4,000
Due to stockholder/officer	9,110	9,110

Total Current Liabilities	10,610	13,110

Stockholders' Equity

Common stock, $.0001 par value; authorized: 30,000,000 shares; issued and outstanding: 2,292,500 shares	229	229
Additional paid-in capital	29,221	29,221
Deficit accumulated during the development stage	(27,772)	(36,445)

Total Stockholders' Equity	1,678	(6,995)

Total Liabilities and Stockholders' Equity	$12,288	$6,115

See notes to financial statements

TNT DESIGNS, INC.
(A Development Stage Enterprise)

Statement of Operations

	Year Ended		February 17, 2004 (Inception) to	February 17, 2004 (Inception) to		Three Months Ended December 31, 2005	Three Months Ended December 31, 2004	February 17, 2004 (Inception) to December 31, 2005
	September 30, 2005		September 30, 2004	September 30, 2005		(Unaudited)	(Unaudited)	(Unaudited)

General and Administrative Expenses	$25,365		$2,407	$27,772		$8,673	$19,265	$36,445

Net Loss	$25,365		$2,407	$27,772		$8,673	$19,265	$36,445

Basic loss per share	$0.01	$	*	$0.01	$	*	$0.01	$0.02

Basic weighted average number of shares outstanding	2,225,534		2,070,551	2,166,106		2,292,500	2,116,304	2,183,107

* Less than $0.01, per share

See notes to financial statements

TNT DESIGNS, INC.
(A Development Stage Enterprise)

Statement of Stockholders' Equity
February 17, 2004 (Inception) to September 30, 2005
and the three months ended December 31, 2005 (Unaudited)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Sale of common stock to officer, at $.0001, per share (February 17, 2004)	2,000,000	$200			$200

Sale of common stock under private placement, at $.10, per share, (March to May 2004)	100,000	10	$9,990		10,000

Net loss				$(2,407)	(2,407)

Balance, September 30, 2004	2,100,000	210	9,990	(2,407)	7,793

Stock issued for services at $.10, per share, (December 2004)	100,000	10	9,990		10,000

Sale of common stock under private placement, at $.10, per share, (March 2005)	92,500	9	9,241		9,250

Net loss				(25,365)	(25,365)

Balance, September 30, 2005	2,292,500	229	29,221	(27,772)	1,678

Net loss (Unaudited)				(8,673)	(8,673)

Balance, December 31, 2005 (Unaudited)	2,292,500	$229	$29,221	$(36,445)	$(6,995)

See notes to financial statements.

TNT DESIGNS, INC.
(A Development Stage Enterprise)

Statement of Cash Flows

	Year Ended	February 17, 2004 (Inception) to	February 17, 2004 (Inception) to	Three Months Ended December 31, 2005	February 17, 2004 (Inception) to December 31, 2005
	September 30, 2005	September 30, 2004	September 30, 2005	(Unaudited)	(Unaudited)
Cash flow from operating activities
Net loss	$(25,365)	$(2,407)	$(27,772)	$(8,673)	$(36,445)
Adjustments to reconcile net loss to cash used in operating activities
Common stock issued for services	10,000		10,000		10,000
Changes in assets and liabilities
Increase in inventory		(996)	(996)		(996)
Increase in accounts payable and accrued expenses	1,500		1,500	2,500	4,000

Cash used in operating activities	(13,865)	(3,403)	(17,268)	(6,173)	(23,441)

Cash flow from financing activities
Proceeds from sales of common stock	9,250	10,200	19,450		19,450
Increase in due to stockholder/officer		9,110	9,110		9,110

Cash provided by financing operations	9,250	19,310	28,560		28,560

Increase (decrease) in cash	(4,615)	15,907	11,292	(6,173)	5,119

Cash, beginning of period	15,907			11,292

Cash, end of period	$11,292	$15,907	$11,292	$5,119	$5,119

Noncash transactions
Stock subscription receivable from officer			$200		$200

 See notes to financial statements.

TNT DESIGNS, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

1. ORGANIZATION AND OPERATIONS

TNT Designs, Inc. (Company) was incorporated in Delaware on February 17, 2004. The Company markets and distributes scarves, handbags and other products from India. All activity to date was related to the Company's organization and distributions and alliance agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements include all the accounts of the Company.

The accompanying unaudited financial statements for the three months ended December 31, 2005 and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. Interim results are not necessarily indicative of the results for a full year.

Inventory

Inventory, consisting of finished goods, is stated at the lower of cost or market determined by first-in, first-out method.

Stock based compensation

Compensation costs for common stock issued for services were based on the fair value method.

Income Taxes

Deferred income taxes are provided for temporary differences between financial statement and income tax reporting under the liability method, using expected tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Net Loss Per Share

Basic net loss per share was computed by dividing the net loss for the period by the basic weighted average number of shares outstanding during the year. Diluted net loss per share was not presented as it was anti-dilutive.

Financial Instruments

The carrying amounts of financial instruments, including cash, accounts payable and accrued expenses and due to stockholder/officer, approximate their fair values because of their relatively short maturities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

The Financial Accounting Standards Board has revised the accounting for share based payments (stock based payments), SFAS 123R, to be effective for the year ending December 31, 2006. The Company has not yet determined what the effect will be, if any, on their financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

3. FINANCIAL CONDITION AND GOING CONCERN

For the year ended September 30, 2005, the Company incurred losses totaling $25,365, and has earned no revenues since inception. Because of this, the Company will require additional working capital to develop its business operations.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing.

There are no assurances that the Company will be able to either: (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company's, working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not commence its operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4. DUE TO STOCKHOLDER/OFFICER

Due to stockholder/officer is payable on demand without interest. During the period February 17, 2004 (inception) to September 30, 2004, the Company purchased inventory of $996 from the stockholder/officer.

5. INCOME TAX

As of September 30, 2005, the Company had net operating loss carry- forwards to reduce future taxable income of approximately $27,000.

As of September 30, 2004, deferred income taxes have been provided on net operating loss carryforwards of approximately $11,000. As of September 30, 2005, realization of the Company's net deferred tax asset of was not considered more likely than not and, accordingly, a valuation allowance of approximately $11,000 has been provided.

6. COMMON STOCK

Upon incorporation, the Company authorized 30,000,000 shares of $.0001 par value common stock.

In February 2004, the Company sold 2,000,000 shares of common stock to its officer for $200.

In March, April and May 2004, the Company sold 100,000 shares of common stock under a private placement in exchange for $10,000 ($.10, per share).

On December 17, 2004, the Company issued 100,000 shares of common stock for legal services valued at $10,000 ($.10, per share).

In March 2005, the Company completed the sale of 92,500 shares of common stock under a private placement in exchange for $9,250 ($.10, per share).

7. DISTRIBUTION AND ALLIANCE AGREEMENT

On September 22, 2004, the Company entered into an exclusive distribution and alliance agreement with a manufacturer located in India. Under the agreement, the Company has an exclusive right to distribute the manufacturer's products in New York State for five years.

8. SUBSEQUENT EVENTS

On November 14, 2005, the Company entered into a retainer agreement for various legal securities services in exchange for $6,000, payable $3,000 upon execution and the balance upon completion of the services.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VII of the Registrant’s Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VIII of the Registrant’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution.

SEC registration fees	$9.93
Legal fees and expenses	$21,000.00	*
Accountants’ fees (estimated)	$6,500.00
Miscellaneous	$1,000.00

Total	$28,509.93

* A portion of the legal fees and expenses represented by common stock included in this registration statement.

Item 26. Recent Sales of Unregistered Securities

Private Placements of Common Stock

In February 2004, TNT Designs sold 2,000,000 shares of common stock to its sole officer and director for $200.

In May of 2004, TNT Designs completed a Private Placement under Rule 504 of Regulation D of the Securities Act, whereby it issued 100,000 shares of common stock to eleven subscribers and received an aggregate of $10,000.

In March of 2005, TNT Designs completed a Private Placement under Rule 504 of Regulation D of the Securities Act whereby it issued 92,500 shares of common stock to twelve subscribers and received an aggregate of $9,250.

Common Stock Issued for Services Provided

In December 2004, TNT issued 100,000 shares of common stock to Joseph Baratta as consideration for legal services performed for TNT Designs.

Item 27. Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

3.1	Bylaws of the Registrant*

3.2	Certificate of Incorporation of TNT Designs Inc, a Delaware corporation, filed February 17, 2004.*

3.1	Bylaws of the Registrant*

4.1	Specimen Stock Certificate

5.1	Opinion of Baratta & Goldstein*

10.1	Form of Subscription Agreement for the Company’s Private Placement dated as of May 2004.*

10.2	Form of Subscription Agreement for the Company’s Private Placement dated as of March 2005 **

10.3	Alliance Agreement with Radico Export Import Ltd executed September 22, 2004.

23.1	Consent of Most & Company, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Baratta & Goldstein (included in opinion filed as Exhibit 5.1).*

* Incorporated by reference to Form SB-2 (File No. 333-123941) filed April 8, 2005.

** Incorporated by reference to Exhibit 10.1.

Item 28. Undertakings .

(a) The small business issuer will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to.

(i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B:

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the small business issuer is subject to Rule 430C, include the following:

Each prospectus filed pursuant to Rue 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TNT Designs, Inc, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 10th day of April, 2006.

TNT Designs, Inc.

By: /s/ Anju Tandon
Anju Tandon
Director, President, Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

3.1	Bylaws of the Registrant*

3.2	Certificate of Incorporation of TNT Designs Inc, a Delaware corporation, filed February 17, 2004.*

3.1	Bylaws of the Registrant*

4.1	Specimen Stock Certificate

5.1	Opinion of Baratta & Goldstein*

10.1	Form of Subscription Agreement for the Company’s Private Placement dated as of May 2004.*

10.2	Form of Subscription Agreement for the Company’s Private Placement dated as of March 2005 **

10.3	Alliance Agreement with Radico Export Import Ltd executed September 22, 2004.

23.1	Consent of Most & Company, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Baratta & Goldstein (included in opinion filed as Exhibit 5.1).*

* Incorporated by reference to Form SB-2 (File No. 333-123941) filed April 8, 2005.

** Incorporated by reference to Exhibit 10.1.